EXHIBIT 99.1

Media Contact:	Investor Relations Contact:
Miranda Foster	Michael Melnyk
Commvault	Commvault
(646) 370-9785 mfoster@commvault.com Starboard Investor Contacts: Peter Feld, (212) 201-4878 Tom Cusack, (212) 201-4814 www.starboardvalue.com	(732) 870-4581 ir@commvault.com

Commvault Announces Agreement with Starboard

Three New Independent Directors with Experience in Cloud, Software and SaaS to Join Board

New Operating Committee to Oversee Budgeting Process and Establish Margin Targets and Balanced Capital Allocation Policy

TINTON FALLS, N.J., June 8, 2020 – Commvault (NASDAQ: CVLT), a recognized global enterprise software leader in the management of data across cloud and on-premises environments, today announced that it has entered into an agreement with Starboard Value LP and its affiliates (“Starboard”), an investment firm which owns approximately 9.3% of Commvault’s outstanding common stock.

As part of the agreement, three new independent directors, Todd Bradley, Allison Pickens and Arlen Shenkman, will join Commvault’s Board of Directors, effective June 7, 2020. In addition, the Board will create a new Operating Committee, which will oversee the Company’s budgeting process and work with management to establish margin targets and a balanced capital allocation policy for the Company, which the Company has agreed to announce publicly no later than the Company’s earnings announcement for the quarter ended December 31, 2020. The Operating Committee will be comprised of Mr. Bradley, Charles Moran and Mr. Shenkman, with Mr. Shenkman serving as Chair.

“With our industry-leading technology and commitment to innovation, Commvault has significant opportunities for growth and value creation, particularly given the number of companies moving to remote working environments. Today’s agreement reflects the Board and leadership team’s commitment to realizing these opportunities and our alignment with Starboard on additional directors and actions to support these efforts,” said Nicholas Adamo, Chairman of the Commvault Board.

“We have been evolving the Board’s skill set with an emphasis on experience in software and cloud to advance our transformation. We are pleased to add three highly qualified directors who bring both targeted experience and diversity to the Board. We also expect the new Operating Committee to build on the progress Sanjay Mirchandani has made since being appointed CEO, including important changes to our operating priorities, improvements to our go-to-market strategy and investments in Commvault’s technology differentiation,” Mr. Adamo continued.

Jeff Smith, Chief Executive Officer of Starboard, said, “We appreciate the collaborative dialogue we have had with Commvault’s Board and leadership team. Commvault is an outstanding company. We believe the expertise provided by these new directors and the focus of the Board’s Operating Committee will help improve Commvault’s profitable growth, return on investment, and enhance value creation.”

In connection with the agreement, Alan Bunte, Frank Fanzilli and Daniel Pulver will be departing the Board.

Mr. Adamo continued, “On behalf of the entire Board, I would like to thank Al, Frank and Dan for their dedicated service and contributions to Commvault. We appreciate their leadership, and we wish them the best.”

With the changes announced today, Commvault’s Board will be comprised of 11 directors, 10 of whom are independent, and Commvault will have added a diverse group of seven new independent directors since 2018.

Pursuant to the agreement, Starboard agreed to withdraw its director nominations previously submitted to the Company and support the Board’s full slate of directors at the 2020 Annual Meeting. Starboard also agreed to abide by customary standstill provisions and voting commitments. The complete agreement will be filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) as an exhibit to the Current Report on Form 8-K.

Centerview Partners LLC is acting as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor to Commvault.

About Todd Bradley
Mr. Bradley has significant leadership, finance, digital, marketing, technology and software experience. He previously served as the Chairman and Chief Executive Officer of Mozido, a cloud-based mobile payment provider, from October 2015 to May 2017. Prior to that, Mr. Bradley served as the President of TIBCO Software Inc., a provider of infrastructure and business intelligence software, from June 2014 until it was acquired by Vista Equity Partners in December 2014. From 2005 to April 2014, Mr. Bradley served in a variety of roles at HP Inc. (“HP”), a manufacturer of computers and printing products, along with related technologies solutions and services, including most recently as Executive Vice President, Strategic Growth Initiatives from June 2013 to April 2014. Earlier in his career, Mr. Bradley served as President and CEO of Palm, Inc., a personal digital assistant and smartphone manufacturer, which was later acquired by HP.

Mr. Bradley is currently a member of the Board of Directors of Eastman Kodak Company and Mattel, Inc. Previously, he served as a member of the Board of TrueCar Inc.

Mr. Bradley holds a B.S. from Towson University.

About Allison Pickens
Allison Pickens is a technology executive with significant experience driving growth and strategic transformation initiatives at SaaS companies. Ms. Pickens most recently served as Chief Operating Officer and previously held other executive roles at Gainsight, a SaaS company, from 2014 to 2020. She is the co-author of the book The Customer Success Economy, published by Wiley in spring 2020. Ms. Pickens previously worked at Bain Capital Private Equity, where she evaluated investments in a range of industries, and Boston Consulting Group, where she was a management consultant to both public and private companies.

Ms. Pickens is a member of the Board of Directors of Rainforest QA, a venture-backed SaaS company, and is a member of the Technology Advisory Network at Boston Consulting Group, where she advises on strategic transformations of technology companies. She also has served as an Executive-in-Residence at Bessemer Venture Partners, advising portfolio companies on how to grow and retain subscription revenue. Previously she served as a member of the Board of eCompliance, a privately-funded SaaS company, until its successful acquisition by Alcumus.

Ms. Pickens has an MBA from the Stanford University Graduate School of Business and a B.A. from Yale University.

About Arlen Shenkman
Mr. Shenkman has substantial experience helping to lead large-scale business transformations for growth of SaaS and working with companies that specialize in complex-cloud environments and enterprise application software. He is currently Executive Vice President and Chief Financial Officer at Citrix Systems, Inc., where he is responsible for all of the company’s financial and capital management strategies, budgeting and planning, financial accounting, tax and treasury, investor relations, strategic alliances, and M&A. He joined Citrix in September 2019 from SAP, where he most recently served as Executive Vice President and Global Head of Business Development and Ecosystems. Prior to that role, Mr. Shenkman served as Chief Financial Officer of SAP North America, the company’s largest business unit. Mr. Shenkman previously served as Global Head of Corporate Development for SAP and was a principal architect of SAP’s rapid transformation into a cloud company.

Mr. Shenkman has a J.D. from the University of Miami School of Law, an M.B.A. from the Fox School of Business at Temple University, and a bachelor’s degree in political science from George Washington University.

About Commvault
Commvault is the recognized leader in data backup and recovery. Commvault's converged data management solution redefines what backup means for the progressive enterprise through solutions that protect, manage and use their most critical asset — their data. Commvault software, solutions and services are available from the company and through a global ecosystem of trusted partners. Commvault employs more than 2,500 highly-skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault visit www.commvault.com.

About Starboard
Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard seeks to invest in deeply undervalued companies and actively engage with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Safe Harbor Statement
This document may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see Commvault's filings with the SEC, including those discussed in Commvault's most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC's website at www.sec.gov. Statements regarding Commvault's beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.  The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

Related Links
www.commvault.com